AMENDMENT NO. 2 TO ASSET PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 2 TO ASSET PURCHASE AND SALE AGREEMENT, dated as of the 28th day of October, 2019 (this "Amendment"), between the Municipality of Anchorage, Alaska, a political subdivision organized under the laws of the State of Alaska ("Seller"), and Chugach Electric Association, Inc., a not-for-profit electric cooperative corporation organized under the laws of the State of Alaska ("Buyer").

RECITALS

WHEREAS, Buyer and Seller entered into that certain Asset Purchase and Sale Agreement, dated as of December 28, 2018 (the "Original Agreement"); capitalized terms used in this Amendment, if not otherwise defined herein, shall have the meanings set forth in the Original Agreement, as amended or modified pursuant to this Amendment or any Previous Amendment (as so amended or otherwise modified, the "Asset Purchase Agreement");

WHEREAS, pursuant to Section 10.10 of the Original Agreement, Buyer and Seller may amend, modify or supplement the Original Agreement upon the execution and delivery of a written agreement executed by the Parties; and

WHEREAS, the Parties desire to make certain amendments to the Original Agreement as provided in this Amendment.

NOW, THEREFORE, pursuant to Section 10.10 of the Original Agreement and in consideration for the premises and agreements hereinafter set forth, the Parties, intending to be legally bound, agree as follows:

1.Amendment to Section 6.30.  Section 6.30 of the Original Agreement is hereby deleted in its entirety and is replaced with the following:

Section 6.30 Eklutna Transmission Assets are Purchased Assets. Seller and Buyer agree that MEA has consented, in accordance with the provisions of Section 1 of the Agreement for Extension of 1996 Eklutna Hydroelectric Project Transition Plan dated October 2, 1997 by and among Seller, Buyer, and MEA, to the sale by Seller to Buyer under this Agreement of all undivided interests, rights, and title of Seller in and to the Eklutna Transmission Assets. Accordingly, the Eklutna Transmission Assets are Purchased Assets for purposes of this Agreement. Accordingly, (i) each reference in this Agreement to the Eklutna Generation Assets will be deemed to exclude the Eklutna Transmission Assets, and (ii) the "Facility" under the Eklutna Power Purchase Agreement will be deemed to exclude the Eklutna Transmission Assets and the "Seller's Interest" under the Eklutna Power Purchase Agreement will be deemed to exclude all undivided interests, rights, title, and obligations of Seller in and to the Eklutna Transmission Assets, including for purposes of the Purchase Option under Section 14.3 of the Eklutna Power Purchase Agreement.

Amendment No. 2 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

2.Amendment to Section 9.0l(b)(ii).  Section 9.0l(b)(ii) of the Original Agreement is hereby deleted in its entirety and is replaced with the following:

(ii) any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2020, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

3.Amendment to Section 9.0l(c)(ii).  Section 9.0l(c)(ii) of the Original Agreement is hereby deleted in its entirety and is replaced with the following:

(ii) any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by September 30, 2020, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements, or conditions hereof to be performed or complied with by it prior to the Closing; or

4.Effective Date of this Amendment. Except as expressly provided herein and the letter agreements dated March 8, 2019 and March 15, 2019 and Amendment No. 1 to the Asset Purchase Agreement dated as of September 27, 2019 (the "Previous Amendments"), the Original Agreement and the Previous Amendments are not amended, supplemented, modified, revised or otherwise affected by this Amendment. This Amendment shall be deemed effective and in full force and effect as of the date first written above. On and after the date hereof, each reference in the Asset Purchase Agreement to "this Agreement", "hereunder", "hereof', "herein" or words of like import referring to the Original Agreement or the Previous Amendments, shall mean and be a reference to the Asset Purchase Agreement and each reference to the Asset Purchase Agreement in any other agreements, documents or instruments executed and delivered pursuant to or in connection with the Asset Purchase Agreement shall be deemed to mean and be a reference to the Asset Purchase Agreement as amended by this Amendment and the Previous Amendments.

5.Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

6.Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Alaska, without reference to conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

7.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

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2

Amendment No. 2 to Asset Purchase and Sale Agreement

dated as of December 28, 2018 between

Municipality of Anchorage and Chugach Electric Association, Inc.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers and officials thereunto duly authorized.

MUNICIPALITY OF ANCHORAGE, ALASKA
By /s/ William D. Falsey Name: William D. Falsey Title: Municipal Manager

CHUGACH ELECTRIC ASSOCIATION, INC.
By /s/ Lee D. Thibert Name: Lee D. Thibert Title: Chief Executive Officer

Signature Page to

Amendment No. 2 to Asset Purchase and Sale Agreement

between

Municipality of Anchorage and Chugach Electric Association, Inc.